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                                                                    Exhibit 99.1


                [GREENPOINT MORTGAGE FUNDING, INC. LETTERHEAD]

                                March 31, 2000

The Bank of New York
101 Barclay Street, 12E
New York, NY  10286
Attn: Mortgage-Backed Securities Group
(Headlands 1998-3)

Standard & Poor's Ratings Services
25 Broadway
New York, NY 10004
Attn: Structured Finance

FITCH IBCA
One State Street Plaza
New York, NY 10004
Attn: Residential Mortgage Surveillance Group

GreenPoint Mortgage Securities Inc.
700 Larkspur Landing Circle, Suite 240
Larkspur, CA  94939

          RE: Headlands Mortgage Pass-Through Certificates (Series 1998-3); Officer's Certificate of the Master Servicer
               --------------------------------------------

Ladies and Gentlemen:

     Pursuant to Section 3.13 of the Pooling and Servicing Agreement with respect to the above-referenced offering, the undersigned officer of GreenPoint Mortgage Funding, Inc. (as "Master Servicer") hereby certifies as to the following:

     1. a review of the activities of the Servicer and its performance under the Pooling and Servicing Agreement during the preceding fiscal year since the inception of the trust has been made under the direct supervision of the undersigned officer; and

     2. to the best knowledge of the undersigned officer, based on such review, the Master Servicer has fulfilled all of its material obligations under the Pooling and Servicing Agreement throughout the applicable period, and there has been no known default in the fulfillment of the Master Servicer's material obligations throughout such period.

                          [Signature Page to Follow]
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The Bank of New York
Standard & Poor's Rating Services
FITCH IBCA
GreenPoint Mortgage Securities Inc.
March 31, 2000
Page 2


                                         Very truly yours

                                         GREENPOINT MORTGAGE
                                         FUNDING, INC.,
                                         as Master Servicer



                                         /s/ Kristen Decker
                                         ------------------------
                                         Kristen Decker
                                         Vice President